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                             EMPLOYMENT AGREEMENT
                             --------------------

     AGREEMENT made as of the 3rd day of November 1998 ("Effective Date") by and between Viisage Technology, Inc. (the "Employer") and Robert C. Hughes of Lincoln, Massachusetts (the "Employee").

                                   Recitals
                                   --------

     In connection with the Employee's resignation as President and Chief Executive Officer of the Employer and the termination of his employment agreement dated February 1, 1996, the Employer desires to continue to employ the Employee until the Employee's planned May 7, 1999 resignation, and the Employee desires to continue to be employed by the Employer until his planned resignation, to perform certain duties as set forth below and on the terms set forth in this Agreement, such terms to include the adjustment of stock option grants. Therefore, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employer and the Employee agree as follows:

1.   Services to be Rendered. Commencing on the Effective Date, the Employer
     -----------------------
will employ the Employee, and the Employee will serve the Employer by reporting to the Chief Executive Officer and performing those duties which make reasonably appropriate use of his skills and experience as are assigned to him by the Chief Executive Officer, subject at all times to the by-laws of Viisage and to the direction and supervision of Viisage's Board of Directors.

2.   Scope. The Employee agrees that during the term of his employment he (i)
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shall devote his best efforts and business judgment to the advancement of the
Employer's interests and to the performance of the services described herein and such other duties as may be reasonably assigned to him by the Board of Directors of the Employer; and (ii) shall not, without the reasonable consent of the Chief Executive Officer, engage in any other employment or business, directly or indirectly, alone or as a member of a partnership or as a director, officer, employee, consultant or advisor to any business entity; provided, however, nothing herein shall restrict the Employee from owning not more than five (5%) percent of the issued and outstanding shares of any publicly-held corporation or making passive investments in any private business entity which does not compete with the Employer or any of its affiliates, and which will not interfere with the performance of his duties hereunder.

3.   Term of Employment.
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     (a)  Termination Date. The Employee's employment under this Agreement shall
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continue until May 7, 1999, provided, however, that the term of employment may end sooner pursuant to Sections 3(b) or (4) below. The last day of such term is
                       --------------------
hereinafter referred to as the "Termination Date." Except as expressly provided for in this Agreement, or as required by law, the Employee shall not be entitled to any further compensation, bonus, severance, employee benefits, or other consideration under this Agreement after the Termination Date other than amounts previously accrued and unpaid prior to the Termination Date. If the Employee dies, his estate or designated
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beneficiary shall be paid all base salary and incentive compensation earned through the date of death.

     (b)  Resignation by Employee. The Employee may resign from his employment
          -----------------------
hereunder at any time prior to May 7, 1999 upon ninety (90) days prior written notice to the Employer. In the event of resignation by the Employee under this
Section 3(b), the Chief Executive Officer may elect to waive the period of
------------
notice, or any portion thereof, and, in such event, the Employer will pay the Employee's salary and bonus through the notice period (or for any remaining portion of the period). From and after the effective date of such termination by the Employee of his employment hereunder, the Employer shall have no further liability to the Employee for severance, compensation, or other benefits, except as required by law.

4.   Provisions Relating to Disability and Cause.
     -------------------------------------------

     (a)  Disability Defined. Disability shall mean the Employee's inability to
          ------------------
perform his usual and customary duties for the Employer as a result of any illness, injury, accident, or condition of either a physical or psychological nature which could reasonably be expected to last more than 180 days during any period of 365 days, in the written opinion of a duly licensed physician selected by the Employer who has expertise with the particular disability. The opinion of the physician shall be conclusive as of its date, absent fraud or manifest error. If the Employer reasonably believes that the Employee is disabled, the Employee shall permit the physician to examine him and otherwise cooperate with the physician's efforts in assessing the disability.

     (b)  Continuation of Compensation and Benefits. If the Employee is
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determined to be disabled in accordance with Section 4(a) above, his base
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salary, as described in Section 5(a) below, shall continue to be paid until he
                        ------------
becomes eligible for and receives disability income under the Employer's disability income plan or, in the absence of a disability income plan at the time of such disability, until the commencement of disability payments in accordance with the last sentence of this Section 4(b). While receiving
                                          ------------
disability income payments under such plan, the Employee shall not receive any compensation under Section 5 (except a payment which has already been earned but
                   ---------
is payable as of a later date), but shall continue to participate in the Employer's benefit plans until his employment under this Agreement terminates or, if later, the date specified in such plans for termination of participation in the event of disability. In the absence of a disability income plan at the time of such disability, the Employer shall pay the Employee benefits equal to those the Employee would have received, and at the times he would have received them, if the Employer's current disability income plan were in effect at such time.

     (c)  Cause. A termination by the Employer for cause is permitted under this
          -----
Agreement in the following circumstances:

               (i) the Employee has been convicted of embezzlement, a felony, theft, crime of moral turpitude or shall have been convicted of or entered a plea of no contest relating to any illegal act that materially and adversely reflects upon the business, affairs or reputation of the Employer; or

               (ii) the Employee has breached any one or more of the material provisions of this Agreement, which breach, refusal or failure shall not have resulted from a breach of any provision

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of this Agreement by the Employer; provided that any termination under this clause (ii) shall occur only after the Employer's written notice of such breach to the Employee, and the Employee's opportunity to cure such breach within 30 days of such notice, in which event the breach hereunder shall be determined as of the expiration of such 30 day period.

     Termination pursuant to this Section 4(c) shall be without prejudice to any
                                  ------------
other right or remedy to which the Employer may be entitled either at law, in equity or under this Agreement.

5.   Compensation and Expenses.
     -------------------------

     (a)  Base Salary. During the term of the Employee's employment hereunder,
          -----------
the Employer shall pay the Employee a base salary at a rate of $235,500 per year, payable in accordance with the Employer's regular payroll practices.

     (b)  Expenses. The Employee shall be reimbursed by the Employer for
          --------
reasonable expenses actually incurred in the course of his employment, subject to the requirements with respect to substantiation and documentation as may be specified by the Employer from time to time.

6.   Benefit Plans. The Employee shall be entitled to continue to participate in
     -------------
any employee benefit plans from time to time in effect for executive officers of the Employer.

7.   Non-Competition. In consideration of the payments to be made to the
     ---------------
Employee hereunder, notwithstanding termination or expiration of this Agreement (whether voluntary or involuntary), the Employee covenants and agrees that for a period of two (2) years from the Termination Date, he will not engage, directly
          -------------
or indirectly, in any business competing with a primary business of the Employer on Termination Date, or which could reasonably be expected to be detrimental to the business of the Employer, whether as principal, agent, partner, stockholder, director, consultant, employee or in any other capacity. Nothing herein shall restrict the Employee from owning not more than five percent (5%) of the issued and outstanding shares of any publicly-held corporation.

     For purposes of this Section 7, the term "Employer" shall include all of the Employer's affiliates.

8.   Non-Solicitation of Customers and Employees. In consideration of the
     -------------------------------------------
payments to be made to the Employee hereunder, notwithstanding termination or expiration of this Agreement (whether voluntary or involuntary), the Employee covenants and agrees that during the term of this Agreement, and for a period of two (2) years after the Termination Date, he will not, as an employee, agent,
-------------
servant, or in any other capacity for himself or for any person, corporation, partnership, organization, association or other entity, directly or indirectly, deal with, represent, contact, pursue, call upon, solicit, accept, receive, employ or engage any business from:

     (i) any customers of the Employer, as such customers exist at any time during the term of the Employee's employment hereunder; and

     (ii) any potential customers of the Employer being actively solicited during the six (6) month period prior to the Termination Date; and

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     (iii)  any person who was employed by the Employer during the six (6) month period prior to the Termination Date or becomes an employee of the Employer during the six (6) month period after the Termination Date.

     Promptly following the Termination Date, the Employer shall provide the Employee with a list of those customers and potential customers with respect to which this Section 8 shall apply. For purposes of this Section 8, the term
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"Employer" shall include all of the Employer's affiliates.

9.   Confidentiality. The Employee shall not at any time, whether during or
     ---------------
after the termination of his employment hereunder, reveal to any person, corporation, partnership, organization, association or any entity any of the trade secrets or confidential information concerning proprietary products and plans, internal financial information including pricing data, internal business, marketing and strategic plans, customer lists and contracts, marketing plans, and manufacturing processes of the Employer or any of its affiliates so far as they have come or may come to his knowledge, except as may be required in the ordinary course of performing his duties hereunder or except as may be in the public domain through no fault of the Employee's, and shall keep secret all matters entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss, whether directly or indirectly, to the Employer or any of its affiliates.

     Further, the Employee agrees that during his employment hereunder he shall not make, use or permit to be used any notes, memoranda, drawings, books, records, lists or other materials of any nature relating to any matter within the scope of the business of the Employer or its customers or affiliates or concerning any of their dealings or affairs otherwise than for the benefit of the Employer. The Employee further agrees that he shall not, after the Termination Date, use or permit to be used all such notes, memoranda, drawings, books, records, lists or other materials, it being agreed that any of the foregoing shall be and remain the sole and exclusive property of the Employer and that on the Termination Date he shall deliver all of the foregoing, and all copies thereof, to the Employer, at its main office.

10.  Inventions. If at any time or times during his employment under this
     ----------
Agreement or prior employment agreements, the Employee shall (either alone or with others) make, conceive, discover, reduce to practice or become possessed of any invention, modification, discovery, design, development, improvement, process, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Inventions") that relates to the business of the Employer or any customer of the Employer or any of the products or services being developed, manufactured or sold by the Company or which may conveniently be used in relation therewith, or results from tasks assigned to the Employee by the Employer or results from the use of premises owned, leased or contracted for by the Employer or its assigns, the Employee shall promptly disclose to the Employer (or any persons designated by it) each such Invention and hereby assigns any rights the Employee may have or acquire in the Inventions and benefits and/or rights resulting therefrom to the Employer and its assigns without compensation and shall communicate, without cost or delay, and without publishing the same all available information relating thereto (with all necessary plans and models) to the Employer.

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

11.  Stock Options. The Employer hereby grants the Employee options to purchase
     -------------
50,000 shares of the Employer's common stock at $0.9375 closing price per share as of the day before the Effective Date and substantially in accordance with the standard terms and conditions attached to options granted under the Employer's 1996 Management Stock Option Plan, as amended. Provided that the Employee remains an employee of the Employer through May 6, 1999, the aforementioned grant of 50,000 options, in the form attached at Exhibit A, will vest thereafter
                                                 ---------
on the Employee's resignation from the Employer. The Employee acknowledges and agrees that as of the Effective Date, in addition to the 50,000 options described above, he holds 183,270 vested options and 445,730 non-vested options granted under the Employer's 1996 Management Stock Option Plan. Such 445,730 unvested options are hereby cancelled and of no further force or effect. Contemporaneous with the execution and delivery of this Agreement, and to enable the Employee to exercise the vested options through February 1, 2006 notwithstanding the termination of the Employee's employment, the 183,270 vested options are being amended in the form attached as Exhibit B, which amended grant
                                                  ---------
supersedes the Employee's grant of options issued June 17, 1996.

12.  Mutual Releases. In consideration of the Employee's resignation as
     ---------------
President and Chief Executive Officer, termination of his prior employment agreement, and his continued employment and compensation by the Employer under this Agreement, the parties agree that in conjunction with the execution of this Agreement that they will execute a mutual release in the form attached at Exhibit C.
---------

13.  Injunctive Relief. Any breach of this Agreement by the Employee could cause
     -----------------
irreparable damage to the Employer and that in the event of such breach the Employer shall have, in addition to any and all remedies of law, the right to seek an injunction, specific performance or other equitable relief to prevent the violation of the Employee's obligations hereunder.

14.  Assignment; Binding Nature of Agreement. This Agreement is personal in its
     ---------------------------------------
nature and neither of the parties hereto shall, without the prior written consent of the other, assign or transfer this Agreement or any rights or obligations hereunder other than by operation of law, except that the Employer may, without consent, assign or transfer this Agreement to any successor corporation in the event of merger, consolidation or transfer or sale of all or substantially all of the stock or assets of the Employer, and in such event the provisions hereof shall be binding upon and inure to the benefit of such successor corporation. This Agreement shall be binding upon and inure to the benefit of the Employee and his successors, assigns, personal representations, heirs and legatees.

15.  Notices. Any notice required to be given pursuant to the provisions of this
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Agreement shall be in writing and hand-delivered or sent by facsimile to the
Employer at its principal place of business and to the Employee at his resident address as then shown in the records of the Employer.

16.  Limitation of Scope of Agreement. If any provision of this Agreement is
     --------------------------------
unenforceable or illegal, the remainder of the Agreement shall remain in full force and effect. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity, or subject, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law.

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17.  Law Governing. This Agreement shall be interpreted and its validity and
     -------------
effect determined under and in accordance with the laws of The Commonwealth of Massachusetts.

18.  Entire Agreement, etc. This Agreement (and all exhibits and schedules)
     ---------------------
embodies the entire agreement and understanding between the Employer and the Employee as of the effective date of this Agreement and supersedes all prior agreements and understandings relating to the matter of employment of the Employee by the Employer. Accordingly, the Employee's employment agreement with the Employer dated February 1, 1996 is of no further force and effect as of the effective date of this Agreement. This Agreement may be modified or amended only by a writing signed by the Employee and by an officer of the Employer on behalf of the Employer. The failure of either party to exercise any right or the waiver by either party of any breach, will not prevent a subsequent exercise of such right or be deemed a waiver of any subsequent breach of the same of any other term of the Agreement.

     Agreed, under seal, and effective as of the Effective Date.

                                             VIISAGE TECHNOLOGY, INC.



   /s/ Robert C. Hughes                      By:   /s/ Thomas Colatosti
--------------------------------                -------------------------------
Robert C. Hughes                                Thomas Colatosti, President and
                                                Chief Executive Officer

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